SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K


                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934



                          Date of Report:

                            January 19, 1998
                 (Date of earliest event reported)


                          Playstar Corporation
      (Exact name of registrant as specified in its charter)



       Delaware                0-22443              51-0378588
(State of Incorporation)(Commission File No.) (IRS Employer Identification No.)



                         1 East North East
                          Dover, DE 19901
        (Address of principal executive offices)(Zip Code)



                             (416) 360-4531
                  (Registrant's telephone number)

Item 5.  Other Events

      On January 19, 1998, the Registrant closed an offering to two investors of 1,250,000 shares of the Registrant's Common Stock at a price of $.40 per share, resulting in gross proceeds of $500,000. The shares were issued in reliance on an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated under the Act. No underwriter or placement agent was retained in connection with the offering and no fees or commissions were paid in connection therewith.

Item 7.  Sales of Equity Securities Pursuant to Regulation S.

      On January 19, 1998, the Registrant closed an offering to 12 foreign investors 1,009,244 shares of the Registrant's Common Stock at a price of $.50 per share, resulting in gross proceeds of $504,637. The shares were issued in reliance on an exemption from registration pursuant to Regulation S under the Act. No underwriter or placement agent was retained in connection with the offering and no fees or commissions were paid in connection therewith.



                             Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 26, 1998             PLAYSTAR CORPORATION


                                    By:    /s/
                                          Name:Julius Patta
                                          Title:    President